As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140958

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-18
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-18

This Supplement modifies certain information contained in the Prospectus Supplement, dated September 27, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-18.

This Supplement modifies the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-20 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-41 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-42 of the Prospectus Supplement; and

•	the “Static Pool Data” section on page S-47 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summary for the distribution date occurring in October 2007 is attached hereto as Annex A and provides information regarding the distribution made to the certificates on the distribution date occurring in October 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

This Supplement is dated November 8, 2007.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-20 of the Prospectus Supplement is modified by adding the following paragraphs at the end of that section:

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-41 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following paragraphs:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and Moody’s Investors Service also placed such ratings under review for further downgrade. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-42 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-47 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

ANNEX A

[Certificateholder Monthly Distribution Summary]

THE BANK OF NEW YORK
101 Barclay Street, 4W			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steve Chrysanthis	212-815-8318
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-18

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1-A-1	12544JAA4	Senior	Fix-30/360	21,880,000.00	6.000000	158,621.49	109,400.00	268,021.49	-	21,721,378.51	-
1-A-2	12544JAB2	Senior	Fix-30/360	188,193,000.00	6.000000	1,364,326.07	940,965.00	2,305,291.07	-	186,828,673.93	-
1-A-3	12544JAR7	Senior	Fix-30/360	766,000.00	6.000000	5,553.20	3,830.00	9,383.20	-	760,446.80	-
1-X	12544JAC0	Strip IO	Var-30/360	181,734,078.00	0.388477	-	58,832.91	58,832.91	-	179,816,486.22	-
1-PO	12544JAD8	Strip PO	Fix-30/360	1,460,058.00	0.000000	23,723.13	-	23,723.13	-	1,436,334.87	-
2-A-1	12544JAE6	Senior	Fix-30/360	180,370,000.00	6.500000	729,793.66	977,004.17	1,706,797.83	-	179,640,206.34	-
2-A-2	12544JAF3	Senior	Fix-30/360	6,314,000.00	6.500000	25,547.03	34,200.83	59,747.86	-	6,288,452.97	-
2-X	12544JAG1	Strip IO	Var-30/360	192,466,442.00	0.547961	-	87,886.72	87,886.72	-	191,709,329.96	-
2-PO	12544JAH9	Strip PO	Fix-30/360	9,061.00	0.000000	3.93	-	3.93	-	9,057.07	-
A-R	12544JAJ5	Senior	Fix-30/360	100.00	6.000000	100.00	0.80	100.80	-	-	-

M	12544JAK2	Mezzanine	Var-30/360	7,236,000.00	6.233950	2,526.38	37,590.72	40,117.10	-	7,233,473.62	-
B-1	12544JAL0	Junior	Var-30/360	2,894,300.00	6.233950	1,010.52	15,035.77	16,046.29	-	2,893,289.48	-
B-2	12544JAM8	Junior	Var-30/360	1,240,400.00	6.233950	433.07	6,443.83	6,876.90	-	1,239,966.93	-
B-3	12544JAN6	Junior	Var-30/360	1,654,000.00	6.233950	577.48	8,592.46	9,169.94	-	1,653,422.52	-
B-4	12544JAP1	Junior	Var-30/360	414,000.00	6.233950	144.54	2,150.71	2,295.26	-	413,855.46	-
B-5	12544JAQ9	Junior	Var-30/360	1,033,822.00	6.233950	360.95	5,370.66	5,731.61	-	1,033,461.05	-

Totals				413,464,741.00		2,312,721.45	2,287,304.58	4,600,026.04	-	411,152,019.55	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1-A-1	12544JAA4	21,880,000.00	21,880,000.00	158,621.49	158,621.49	-	21,721,378.51	0.992750389
1-A-2	12544JAB2	188,193,000.00	188,193,000.00	1,364,326.07	1,364,326.07	-	186,828,673.93	0.992750389
1-A-3	12544JAR7	766,000.00	766,000.00	5,553.20	5,553.20	-	760,446.80	0.992750389
1-X	12544JAC0	181,734,078.00	181,734,078.00	-	-	-	179,816,486.22	0.989448364
1-PO	12544JAD8	1,460,058.00	1,460,058.00	23,723.13	23,723.13	-	1,436,334.87	0.983751925
2-A-1	12544JAE6	180,370,000.00	180,370,000.00	729,793.66	729,793.66	-	179,640,206.34	0.995953908
2-A-2	12544JAF3	6,314,000.00	6,314,000.00	25,547.03	25,547.03	-	6,288,452.97	0.995953908
2-X	12544JAG1	192,466,442.00	192,466,442.00	-	-	-	191,709,329.96	0.996066265
2-PO	12544JAH9	9,061.00	9,061.00	3.93	3.93	-	9,057.07	0.999565858
A-R	12544JAJ5	100.00	100.00	100.00	100.00	-	-	0.000000000

M	12544JAK2	7,236,000.00	7,236,000.00	2,526.38	2,526.38	-	7,233,473.62	0.999650859
B-1	12544JAL0	2,894,300.00	2,894,300.00	1,010.52	1,010.52	-	2,893,289.48	0.999650859
B-2	12544JAM8	1,240,400.00	1,240,400.00	433.07	433.07	-	1,239,966.93	0.999650859
B-3	12544JAN6	1,654,000.00	1,654,000.00	577.48	577.48	-	1,653,422.52	0.999650859
B-4	12544JAP1	414,000.00	414,000.00	144.54	144.54	-	413,855.46	0.999650859
B-5	12544JAQ9	1,033,822.00	1,033,822.00	360.95	360.95	-	1,033,461.05	0.999650859

Totals		413,464,741.00	413,464,741.00	2,312,721.45	2,312,721.45	-	411,152,019.55

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Interest Paid
1-A-1	21,880,000.00	6.000000	6.000000	109,400.00	-	109,400.00	109,400.00
1-A-2	188,193,000.00	6.000000	6.000000	940,965.00	-	940,965.00	940,965.00
1-A-3	766,000.00	6.000000	6.000000	3,830.00	-	3,830.00	3,830.00
1-X	181,734,078.00	0.388477	0.388477	58,832.91	-	58,832.91	58,832.91
1-PO	1,460,058.00	0.000000	0.000000	-	-	-	-
2-A-1	180,370,000.00	6.500000	6.500000	977,004.17	-	977,004.17	977,004.17
2-A-2	6,314,000.00	6.500000	6.500000	34,200.83	-	34,200.83	34,200.83
2-X	192,466,442.00	0.547961	0.547961	87,886.72	-	87,886.72	87,886.72
2-PO	9,061.00	0.000000	0.000000	-	-	-	-
A-R	100.00	6.000000	9.572999	0.50	-	0.50	0.80

M	7,236,000.00	6.233950	6.233950	37,590.72	-	37,590.72	37,590.72
B-1	2,894,300.00	6.233950	6.233950	15,035.77	-	15,035.77	15,035.77
B-2	1,240,400.00	6.233950	6.233950	6,443.83	-	6,443.83	6,443.83
B-3	1,654,000.00	6.233950	6.233950	8,592.46	-	8,592.46	8,592.46
B-4	414,000.00	6.233950	6.233950	2,150.71	-	2,150.71	2,150.71
B-5	1,033,822.00	6.233950	6.233950	5,370.66	-	5,370.66	5,370.66

Totals	413,464,741.00			2,287,304.28	-	2,287,304.28	2,287,304.58

Current Payment Information Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1-A-1	12544JAA4	21,880,000.00	1000.000000000	7.249611162	5.000000000	992.750388838	6.000000
1-A-2	12544JAB2	188,193,000.00	1000.000000000	7.249611162	5.000000000	992.750388838	6.000000
1-A-3	12544JAR7	766,000.00	1000.000000000	7.249611162	5.000000000	992.750388838	6.000000
1-X	12544JAC0	181,734,078.00	1000.000000000	0.000000000	0.323730748	989.448364329	0.388477
1-PO	12544JAD8	1,460,058.00	1000.000000000	16.248074790	0.000000000	983.751925210	0.000000
2-A-1	12544JAE6	180,370,000.00	1000.000000000	4.046092253	5.416666667	995.953907747	6.500000
2-A-2	12544JAF3	6,314,000.00	1000.000000000	4.046092253	5.416666667	995.953907747	6.500000
2-X	12544JAG1	192,466,442.00	1000.000000000	0.000000000	0.456634014	996.066264684	0.547961
2-PO	12544JAH9	9,061.00	1000.000000000	0.434141587	0.000000000	999.565858413	0.000000
A-R	12544JAJ5	100.00	1000.000000000	1000.000000000	7.977499507	0.000000000	6.000000

M	12544JAK2	7,236,000.00	1000.000000000	0.349141004	5.194958216	999.650858996	6.233950
B-1	12544JAL0	2,894,300.00	1000.000000000	0.349141004	5.194958216	999.650858996	6.233950
B-2	12544JAM8	1,240,400.00	1000.000000000	0.349141004	5.194958216	999.650858996	6.233950
B-3	12544JAN6	1,654,000.00	1000.000000000	0.349141004	5.194958216	999.650858996	6.233950
B-4	12544JAP1	414,000.00	1000.000000000	0.349141004	5.194958216	999.650858996	6.233950
B-5	12544JAQ9	1,033,822.00	1000.000000000	0.349141004	5.194958216	999.650858996	6.233950

Totals		413,464,741.00	1000.000000000	5.593515530	5.532042646	994.406484470

THE BANK OF NEW YORK
101 Barclay Street, 4W
New York, NY 10286
Officer:	Matthew Sabino		212-815-6093
Associate:	Steve Chrysanthis		212-815-8318
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-18

Pool Level Data
Distribution Date									10/25/2007
Cut-off Date									9/1/2007
Record Date									9/28/2007
Determination Date									10/22/2007
LIBOR Determination Date									9/26/2007
Accrual Period 30/360				Begin					9/1/2007
				End					10/1/2007
Number of Days in 30/360 Accrual Period									30

Prefunding Detail

							Group I	Group II	Total
	Target Funding Balance						220,000,000.00		220,000,000.00
	Initial Funded Balance						189,023,343.00		189,023,343.00
	Initial Unfunded Balance						30,976,657.00		30,976,657.00
	Supplemental Loan Deposit from Prefunding Account						20,591.51		20,591.51
	Final Unfunded Balance						30,956,065.49		30,956,065.49

	Ending Unfunded Amounts will be passed
	through as Principal at the End of the
	Prefunding Period

Collateral Detail

	Original Mortgage Loan Details

							Group I	Group II	Total
	Original Aggregate Loan Count						309	308	617
	Original Stated Principal Balance						220,000,000.00	193,464,741.69	413,464,741.69
	Original Weighted Average Mortgage Rate						6.46876%	7.22997%
	Original Weighted Average Net Mortgage Rate						6.28109%	7.04483%
	Original Weighted Average Remaining Term						355	359

	Current Mortgage Loan Details

							Group I	Group II	Total
	Beginning Aggregate Loan Count						309	308	617
	Loans Paid Off or otherwise removed pursuant to the PSA						0	1	1
	Ending Aggregate Loan Count						309	307	616

	Beginning Pool Stated Principal Balance						220,000,000.00	193,464,741.69	413,464,741.69
	Scheduled Principal						104,328.40	62,868.29	167,196.69
	Unscheduled Principal						1,450,847.96	694,676.82	2,145,524.78
	Realized Principal Losses						-	-	-
	Ending Pool Stated Principal Balance						218,444,823.64	192,707,196.58	411,152,020.22

	Weighted Averages

							Group I	Group II
	Beginning Weighted Average Mortgage Rate						6.46876%	7.22997%
	Beginning Weighted Average Net Mortgage Rate						6.28109%	7.04483%
	Ending Weighted Average Mortgage Rate						6.46661%	7.22594%
	Ending Weighted Average Net Mortgage Rate						6.27902%	7.04080%

	Beginning Weighted Average Remaining Term to Maturity						355	359
	Ending Weighted Average Remaining Term to Maturity						303	358

	Loan Substitution

							Group I	Group II	Total
	Aggregate Stated of Principal Balances Removed						-	-	-
	Aggregate Stated of Principal Balance Added						-	-	-
	Aggregate Principal Substitution Shortfall Amount						-	-	-

	Fees of the Trust

							Group I	Group II	Total
	Gross Master Servicing Fee						32,496.82	28,213.61	60,710.43
	Net Master Servicing Fee						32,496.82	28,213.61	60,710.43
	Trustee Fee						1,650.00	1,450.99	3,100.99
	Lpmi						259.24	183.28	442.53
	Total Net Loan Fees						34,406.07	29,847.87	64,253.94

	Servicer Advances

							Group I	Group II	Total
	Principal Advances						-	-	-
	Interest Advances						-	4,173.22	4,173.22
	Reimbursement for Principal & Interest Advances						-	-	-
	Reimbursement for Nonrecoverable Advances						-	-	-
	Total Advances						-	4,173.22	4,173.22

	Mortgage Prepayment Details

							Group I	Group II	Total
	Principal Balance of Loans Paid in Full						1,065,000.00	680,995.46	1,745,995.46
	Prepayment Interest Excess						-	-	-
	Prepayment Interest Shortfall						-	-	-
	Compensating Interest						-	-	-
	Non-Supported Prepayment Interest Shortfall						-	-	-
	CPR %						7.63638%	4.22612%
	SMM %						0.65979%	0.35919%

	Net Interest Shortfalls

							Group I	Group II	Total
	Net Prepayment Interest Shortfalls						-	-	-
	Relief Act Reduction Shortfalls						-	-	-
	Total Net Interest Shortfalls						-	-	-

Delinquency Information

Delinquency Info				Group 1		Group 2		Total

30-59 Days	Balance			-	0.00000%	635,920.00	0.32999%	635,920.00	0.15467%
	Loan Count			0	0.00000%	1	0.32573%	1	0.16234%

60-89 Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance			-	0.00000%	635,920.00	0.32999%	635,920.00	0.15467%
	Loan Count			0	0.00000%	1	0.32573%	1	0.16234%

Foreclosure Info				Group 1		Group 2		Total

30-59 Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info				Group 1		Group 2		Total

30-59 Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

REO Info				Group 1		Group 2		Total

30-59 Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance			-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count			0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1		Group 2		Total

All	Balance	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1		Group 2		Total

All	Balance	-	0.00000%	635,920.00	0.32999%	635,920.00	0.15467%
	Loan Count	0	0.00000%	1	0.32573%	1	0.16234%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

							Group I	Group II	Total
	Current						-	-	-
	One-Month Prior						-	-	-
	Two-Month Prior						-	-	-
	Three-Month Prior						-	-	-
	Four-Month Prior						-	-	-
	Five-Month Prior						-	-	-

	60+ Delinquency Average						-	-	-

	Passing Delinquency Trigger Test						YES

Realized Loss Detail

							Group I	Group II	Total
	Current Period Realized Losses						-	-	-
	Cumulative Realized Losses						-	-	-
	Total Liquidated Loan Balance						-	-	-
	Total Liquidated Proceeds						-	-	-
	Subsequent Recoveries						-	-	-

	Loss Test Pass ?						YES	YES

Servicer Remittance Summary

	Interest

							Group I	Group II	Total
	Scheduled Interest Collected						1,024,012.62	1,165,619.66	2,189,632.28
	Plus: Compensating Interest						-	-	-
	Less: Master Servicer Fee						32,496.82	28,213.61	60,710.43
	Less: Mortgage Loan Premiums						259.24	183.28	442.53
	Less: Excess Master Servicing Fee						-	-	-
	Total Interest Available						991,256.55	1,137,222.77	2,128,479.32

	Principal

							Group I	Group II	Total
	Scheduled Principal						83,736.89	62,868.29	146,605.18
	Paid in Full Principal						1,065,000.00	680,995.46	1,745,995.46
	Curtailment Principal						385,847.96	13,681.36	399,529.32
	Liquidation Principal						-	-	-
	Repurchased Principal						-	-	-
	Substitution Adjustment Principal						-	-	-
	Unanticipated Principal Recoveries						-	-	-
	Total Principal Available						1,534,584.85	757,545.11	2,292,129.96

	Total Servicer Remittance						2,525,841.40	1,894,767.88	4,420,609.28

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								4,420,609.28
	Capitalized Interest								161,926.24
	Supplemental Loan Deposit								20,591.51
	Total Amounts Available								4,603,127.03

	Distribution Payments

	Trustee Fee								3,100.99
	Class Payments								4,600,026.05
	Total Payments								4,603,127.03

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								4,603,127.03
	Withdrawals								4,603,127.03
	Ending Balance								-

	Supplemental Loan Account

	Beginning Balance								30,976,657.00
	Deposit								-
	Withdrawal								-
	Ending Balance								30,976,657.00

	Capitalized Interest Account

	Beginning Balance								-
	Deposit								-
	Withdrawal								-
	Ending Balance								-

	Principal Reserve Account

	Beginning Principal Reserve Balance								-
	Deposit								-
	Withdrawal								-
	Ending Balance								-

Senior Principal Distribution Amounts

	PO Principal Amounts

							Group I	Group II	Total
	Beginning PO Balance						1,460,058.42	9,061.49	1,469,119.92
	PO Scheduled Principal						23,379.25	3.93	23,383.18
	PO Prepayments & Recoveries						343.88	-	343.88
	PO Liquidation Principal						-	-	-
	PO Principal Loss						-	-	-
	Ending PO Balance						1,413,425.32	9,057.56	1,422,482.88

	NON-PO Principal Amounts

							Group I	Group II	Total
	Beginning Non-PO Balance						218,562,851.55	193,455,680.20	412,018,531.75
	Non-PO Scheduled Principal						80,949.15	62,864.36	143,813.51
	Non-PO Prepayments & Recoveries						1,450,504.08	694,676.82	2,145,180.90
	Non-PO Liquidation Principal						-	-	-
	Non-PO Principal Loss						-	-	-
	Ending Non-PO Balance						217,031,398.32	192,698,139.02	409,729,537.34

Principal Distribution Amounts

	Senior and Subordinate Percentages

							Group I	Group II
	Senior Percentage Original						96.47623%	96.49962%
	Senior Prepayment Percentage Original						100.00000%	100.00000%
	Senior Percentage						96.47623%	96.49962%
	Senior Prepayment Percentage						100.00000%	100.00000%
	Subordinate Percentages						3.52377%	3.50038%
	Subordinate Prepayment Percentage						0.00000%	0.00000%

	Principal Distribution Amounts

							Group I	Group II	Total
	Senior Principal Distribution Amount						1,528,600.77	755,340.69	2,283,941.45
	Subordinate Principal Distribution Amount								5,052.95
	PO Principal Distribution Amount						23,723.13	3.93	23,727.07
	Total Principal Distribution Amount						1,555,176.36	757,545.11	2,312,721.47

Credit Enhancements

	Subordination

	Protection							Original	Current
	Bankruptcy Loss							-	-
	Bankruptcy Percentage							0.000000%	0.000000%
	Credit/Fraud Loss							-	-
	Credit/Fraud Loss Percentage							0.000000%	0.000000%
	Special Hazard Loss							-	-
	Special Hazard Loss Percentage							0.000000%	0.000000%

Credit Support			Original	Current
Class A			398,992,219.00	396,684,550.48
Class A Percentage			96.499696%	96.481236%

Class M			7,236,000.00	7,233,473.62
Class M Percentage			1.750089%	1.759319%

Class B-1			2,894,300.00	2,893,289.48
Class B-1 Percentage			0.700011%	0.703703%

Class B-2			1,240,400.00	1,239,966.93
Class B-2 Percentage			0.300001%	0.301584%

Class B-3			1,654,000.00	1,653,422.52
Class B-3 Percentage			0.400034%	0.402144%

Class B-4			414,000.00	413,855.46
Class B-4 Percentage			0.100129%	0.100658%

Class B-5			1,033,822.00	1,033,461.05
Class B-5 Percentage			0.250039%	0.251357%

Prepayment Penalties

							Group I	Group II	Total
	Prepayment Charges						-	-	-

Stratification Tables

			Group I

Update Face			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	0	0.000	-	0.000
100,000.00	-	125,000.00	0	0.000	-	0.000
125,000.00	-	150,000.00	3	0.971	413,576.18	0.189
150,000.00	-	175,000.00	4	1.294	670,655.59	0.307
175,000.00	-	200,000.00	5	1.618	961,760.91	0.440
200,000.00	-	225,000.00	0	0.000	-	0.000
225,000.00	-	250,000.00	5	1.618	1,182,066.02	0.541
250,000.00	-	275,000.00	3	0.971	798,599.71	0.366
275,000.00	-	300,000.00	2	0.647	556,072.80	0.255
300,000.00	-	325,000.00	2	0.647	628,387.65	0.288
325,000.00	-	350,000.00	1	0.324	344,000.00	0.157
350,000.00	-	375,000.00	1	0.324	370,525.53	0.170
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	7	2.265	2,936,416.18	1.344
425,000.00	-	450,000.00	16	5.178	6,988,858.77	3.199
450,000.00	-	475,000.00	32	10.356	14,839,827.98	6.793
475,000.00	-	500,000.00	37	11.974	18,106,338.58	8.289
500,000.00	-	525,000.00	20	6.472	10,307,166.50	4.718
525,000.00	-	550,000.00	20	6.472	10,826,532.05	4.956
550,000.00	-	575,000.00	17	5.502	9,536,221.76	4.366
575,000.00	-	600,000.00	18	5.825	10,620,804.87	4.862
600,000.00	-	625,000.00	17	5.502	10,386,375.25	4.755
625,000.00	-	650,000.00	15	4.854	9,555,509.11	4.374
650,000.00	-	675,000.00	5	1.618	3,327,535.37	1.523
675,000.00	-	700,000.00	6	1.942	4,146,955.87	1.898
700,000.00	-	725,000.00	11	3.560	7,833,426.22	3.586
725,000.00	-	750,000.00	4	1.294	2,967,977.96	1.359
750,000.00	-	775,000.00	10	3.236	7,604,006.06	3.481
775,000.00	-	800,000.00	6	1.942	4,758,034.34	2.178
>		800,000.00	42	13.592	77,777,192.38	35.605
		Wgt Ave / Total:	309	100.000	218,444,823.64	100.000

			Group II

Update Face			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	0	0.000	-	0.000
100,000.00	-	125,000.00	0	0.000	-	0.000
125,000.00	-	150,000.00	0	0.000	-	0.000
150,000.00	-	175,000.00	0	0.000	-	0.000
175,000.00	-	200,000.00	0	0.000	-	0.000
200,000.00	-	225,000.00	0	0.000	-	0.000
225,000.00	-	250,000.00	0	0.000	-	0.000
250,000.00	-	275,000.00	0	0.000	-	0.000
275,000.00	-	300,000.00	0	0.000	-	0.000
300,000.00	-	325,000.00	0	0.000	-	0.000
325,000.00	-	350,000.00	0	0.000	-	0.000
350,000.00	-	375,000.00	0	0.000	-	0.000
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	5	1.629	2,102,456.93	1.091
425,000.00	-	450,000.00	12	3.909	5,296,264.93	2.748
450,000.00	-	475,000.00	28	9.121	12,886,110.63	6.687
475,000.00	-	500,000.00	34	11.075	16,609,667.92	8.619
500,000.00	-	525,000.00	21	6.840	10,767,036.96	5.587
525,000.00	-	550,000.00	26	8.469	14,065,514.71	7.299
550,000.00	-	575,000.00	21	6.840	11,823,483.44	6.135
575,000.00	-	600,000.00	30	9.772	17,776,911.37	9.225
600,000.00	-	625,000.00	20	6.515	12,257,836.52	6.361
625,000.00	-	650,000.00	22	7.166	14,118,697.72	7.327
650,000.00	-	675,000.00	11	3.583	7,327,577.32	3.802
675,000.00	-	700,000.00	14	4.560	9,693,397.98	5.030
700,000.00	-	725,000.00	5	1.629	3,548,817.44	1.842
725,000.00	-	750,000.00	9	2.932	6,672,573.40	3.463
750,000.00	-	775,000.00	7	2.280	5,304,071.47	2.752
775,000.00	-	800,000.00	4	1.303	3,150,271.61	1.635
>		800,000.00	38	12.378	39,306,506.23	20.397
		Wgt Ave / Total:	307	100.000	192,707,196.58	100.000

			Group I

Issuance Coupon			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	1	0.324	598,912.00	0.274
5.501000000000	-	6.001000000000	34	11.003	26,764,260.18	12.252
6.001000000000	-	6.501000000000	136	44.013	86,412,789.68	39.558
6.501000000000	-	7.001000000000	133	43.042	101,986,829.54	46.688
7.001000000000	-	7.501000000000	5	1.618	2,682,032.24	1.228
7.501000000000	-	8.001000000000	0	0.000	-	0.000
8.001000000000	-	8.501000000000	0	0.000	-	0.000
8.501000000000	-	9.001000000000	0	0.000	-	0.000
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	309	100.000	218,444,823.64	100.000

			Group II

Issuance Coupon			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	0	0.000	-	0.000
6.501000000000	-	7.001000000000	127	41.368	82,390,210.52	42.754
7.001000000000	-	7.501000000000	131	42.671	78,619,352.59	40.797
7.501000000000	-	8.001000000000	38	12.378	23,085,190.07	11.979
8.001000000000	-	8.501000000000	9	2.932	6,894,153.67	3.578
8.501000000000	-	9.001000000000	2	0.651	1,718,289.73	0.892
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	307	100.000	192,707,196.58	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	137	44.337	83,098,031.18	38.041
		FL	16	5.178	6,519,190.42	2.984
		AZ	13	4.207	8,504,219.86	3.893
		VA	15	4.854	11,033,556.04	5.051
		WA	9	2.913	5,014,290.28	2.295
		CO	10	3.236	7,051,220.04	3.228
		Others	109	35.275	97,224,315.82	44.507
		Wgt Ave / Total:	309	100.000	218,444,823.64	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	94	30.619	56,739,347.84	29.443
		FL	21	6.840	12,490,819.98	6.482
		AZ	8	2.606	5,688,798.36	2.952
		VA	20	6.515	11,232,285.74	5.829
		WA	8	2.606	5,385,638.58	2.795
		CO	7	2.280	5,153,779.29	2.674
		Others	149	48.534	96,016,526.79	49.825
		Wgt Ave / Total:	307	100.000	192,707,196.58	100.000

			Group I

	Update Term		Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.647	30,956,065.49	14.171
120	-	180	0	0.000	-	0.000
180	-	300	11	3.560	6,870,479.89	3.145
300	-	360	296	95.793	180,618,278.26	82.684
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	309	100.000	218,444,823.64	100.000

			Group II

	Update Term		Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.977	1,634,368.87	0.848
300	-	360	304	99.023	191,072,827.71	99.152
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	307	100.000	192,707,196.58	100.000